Exhibit 10.13

AMENDMENT TO THE
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
2000 LONG TERM INCENTIVE PLAN

WHEREAS, Texas Eastern Products Pipeline Company, LLC (“TEPPCO”) maintains the Texas Eastern Products Pipeline Company LLC 2000 LONG TERM INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Plan has been in operational compliance with Section 409A and the applicable regulatory guidance thereunder; and

WHEREAS, TEPPCO has determined that the Plan should be amended to be in documentary compliance with Section 409A, any exceptions thereo, and the applicable regulatory guidance thereunder; and

WHEREAS, the transition rules of Section 409A provide that TEPPCO has the right to amend the Plan until December 31, 2008 in order to remain in compliance with Section 409A and any exceptions thereto, and

WHEREAS, Section VI of the Plan grants the Board the right to amend the Plan from time to time.

 NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth below, effective January 1, 2009:

1.             The second paragraph of Section 4.8 of the Plan is hereby amended in its entirety, to read as follows:

“If while Awards remain outstanding under the Plan (a) the Partnership or TEPPCO shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Partnership or TEPPCO immediately prior to such merger, consolidation or other reorganization), (b) the Partnership or TEPPCO sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Partnership or TEPPCO), (c) the Partnership or TEPPCO is to be dissolved, or (d) the Partnership or TEPPCO is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (a), (b) or (c) of this sentence (each such event is referred to herein as a “Corporate Change”), then (x) except as otherwise provided in an Award Agreement, no later than ten days after the approval by the Partnership or TEPPCO of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Grantee, shall make such adjustments to an Award then outstanding as the Board deems appropriate to reflect such Corporate Change, subject to compliance with the requirements of Section 409A of the Code or if applicable, any exceptions to such provision.”

IN WITNESS WHEREOF, TEPPCO has executed this Amendment in its corporate name and its corporate seal to be hereunto fixed the 15th day of December, 2008.

TEXAS EASTERN PRODUCTS
PIPELINE COMPANY, LLC

/s/ Jerry E. Thompson
Jerry E. Thompson
TPPL CEO & President